Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Enterprise Informatics Inc., formerly known as Spescom Software Inc. (the “Company”), of our report dated December 6, 2006 relating to our audit of the consolidated financial statements and the financial statement schedule, which appear in the Annual Report on Form 10-K of the Company for the year ended September 30, 2006, as amended.

SINGER LEWAK GREENBAUM AND GOLDSTEIN LLP

Los Angeles, California
April 30, 2006